UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7180 SW Sandburg Street, Suite 100 Tigard, Oregon	97223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2014 Bioject Medical Technologies Inc. (the “Company”) announced the departure of Christine M. Farrell, Vice President of Finance and the appointment of Tony K. Chow, age 65, as the Company’s Chief Financial Officer and Corporate Secretary.

From 1999 to 2013 prior to joining the Company, Mr. Chow was a consultant in financial and operational management roles for domestic and international companies. Mr. Chow consulted in the areas of SEC reporting, financial/IT/J-SOX compliance reporting, and internal/external audits on a project or interim basis. Most recently, Mr. Chow was the Chief Financial Officer at American Laser Healthcare Corporation, a development stage medical device company with SEC reporting. Mr. Chow brings professional services experience with over 30 years in financial management consulting, financial operations including SEC reporting, financial/IT/J SOX compliance, business development, client relationship management, and software product development/implementations. From 1997 to 1999, Mr. Chow was the Director of Asia Sales and Marketing at Digital Video Systems, Inc. From 1994 to 1997, Mr. Chow was the Chief Financial Officer and Corporate Controller at Craig Consumer Electronics, Inc. From 1989 to 1993, Mr. Chow was the Controller of InterTherapy, Inc., a start-up company in the manufacturing and marketing on intravasculathreer ultrasound imaging system and catheter. Mr. Chow holds an MBA degree in Finance, Accounting and Operations Research from the University of California at Riverside. He also earned a BA degree in Economics from the University of the Pacific at Stockton, and a BA degree in Physiology from the University of California at Berkeley.

Pursuant to the Agreement, Mr. Chow will formally serve as the Company’s Chief Financial Officer of the Company effective July 1, 2014 and he will receive an annual salary of $90,000 subject to review at December 31, 2014. It is anticipated that Mr. Chow’s salary will be adjusted upward to market rates, if the financial condition of the Company improves.

Mr. Chow will be eligible for stock option grants and other incentive compensation as determined by the Board of Directors of the Company.

This Agreement has an initial term of one (1) year, subject to the early termination provisions set forth in the Agreement. Upon expiration of the initial term, this Agreement will be automatically extended for additional one-year terms unless Mr. Chow or the Company shall, upon 120 days written notice to the other, elect not to extend this Agreement for an additional one-year term.

Under certain conditions, Mr. Chow will receive severance benefits as follows:

•	three (3) months of Mr. Chow’s then-current Base Salary plus accrued and unused vacation (the “Severance Pay”); and

•	an amount equivalent to the premium Mr. Chow would pay if he were to elect to continue his group health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a period of three (3) months.

There are no agreements or understandings between Mr. Chow and any other person regarding Mr. Chow’s selection as an executive officer. There are no family relationships between Mr. Chow and any other Director or officer of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith and this list is intended to constitute the exhibit index:

10.1*	Executive Employment Agreement dated July 1, 2014 between Bioject Medical Technologies Inc., Bioject Inc. and Tony K. Chow.

*	Management or compensatory arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2014	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ Mark A. Logomasini
Mark A. Logomasini
President and Chief Executive Officer
(Principal Executive Officer)

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